UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 23, 2026

ORIC Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39269	47-1787157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 E. Grand Ave, 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 388-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ORIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

ORIC Pharmaceuticals, Inc. (the “Company”) presented an enozertinib (ORIC-114) program update (the “Program Update”) on October 23, 2026 at ESMO Congress 2026. A presentation containing the data presented in the Program Update is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

All of the information furnished in this Item 7.01 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Program Update covered updated data from the Company’s Phase 1b trial of enozertinib, as well as the Company’s plans to initiate a global Phase 3 registrational trial of enozertinib in the first half of 2027:

Enozertinib Phase 1b Data in 1L EGFR Atypical NSCLC

Enozertinib is being evaluated in an ongoing Phase 1b trial in patients with locally advanced or metastatic non-small cell lung cancer (“NSCLC”) with epidermal growth factor receptor (“EGFR”) atypical and EGFR exon 20 insertion mutations. Notably, enrollment allows patients with previously untreated brain metastases (i.e., active, untreated brain metastases). Key objectives of the trial included safety and determination of the recommended Phase 2 dose, along with assessment of antitumor activity based on investigator-assessed objective response rate (“ORR”), blinded independent central review (“BICR”)-assessed ORR, central nervous system (“CNS”)-ORR according to modified RECIST 1.1 and/or Response Assessment in Neuro-Oncology Brain Metastases (“RANO-BM”), as well as duration of response and progression-free survival (“PFS”).

As of the September 4, 2026 cutoff date, data are presented for 26 patients who were treated with 80 mg once daily oral enozertinib, including 23 patients with P-loop and αC-helix compressing (“PACC”) mutations and 3 patients with L861Q mutations without a co-occurring PACC mutation. Brain metastases were present in 65% of patients at baseline, which is more than double the rate versus competitor datasets. Notably, 46% of all patients had previously untreated brain metastases.

Safety Analysis

Enozertinib was well tolerated with predominantly Grade 1 or 2 treatment-related adverse events (“TRAEs”) and no significant off-target toxicities. Most frequent TRAEs included diarrhea, paronychia, and dermatitis acneiform. Six patients (23%) experienced Grade 3 TRAEs, all of which were resolved with dose modifications. There were no Grade 4 or 5 TRAEs and no treatment discontinuations related to TRAEs.

Meaningful Systemic Antitumor Activity

Tumor reductions were observed across all response-evaluable patients1. Reductions were also observed across a wide range of mutations, including the most prevalent PACC mutations (e.g., G719X, S768I), a broad spectrum of PACC complex mutations, and L861Q mutations. Enozertinib demonstrated meaningful systemic activity, including:

•	84% (21 of 25) confirmed systemic ORR by investigator.

•	80% (20 of 25) confirmed systemic ORR by BICR.

Deep EGFR-mutant ctDNA molecular responses were achieved by Cycle 3 Day 1 in all response-evaluable patients across diverse mutations2:

•	100% of patients achieved MR90, defined as a ≥90% EGFR-mutant ctDNA reduction.

•	82% of patients achieved full clearance, which has been associated with improved long-term survival outcomes in prior Phase 3 NSCLC trials.

Compelling Intracranial Antitumor Activity

Enozertinib continues to demonstrate potential best-in-class intracranial efficacy. Notably, no new CNS lesions were observed in patients with or without baseline CNS metastases.

All response-evaluable patients with measurable CNS disease (90% without prior treatment for their CNS metastases) achieved CNS tumor reductions per investigator-assessment3. Enozertinib demonstrated compelling intracranial activity, including:

•	70% confirmed intracranial ORR by investigator.

Intracranial efficacy was also evaluated utilizing the more stringent BICR RANO-BM assessment criteria. Based on this assessment, CNS tumor reductions were observed in nearly all response-evaluable patients, including in patients with previously untreated CNS metastases4. Enozertinib demonstrated compelling intracranial activity, including:

•	67% (10 of 15) intracranial ORR by BICR RANO-BM.

•	40% (6 of 15) intracranial complete response rate by BICR RANO-BM, including in three patients with non-measurable CNS disease.

Promising Early Durability

Median progression-free survival and median duration of response data are immature. The Kaplan-Meier 6-month landmark PFS is 88%. Follow-up is ongoing with the majority of patients continuing on treatment.

Redwood-1 Phase 3 Initiation

Supported by potential best-in-class data presented at ESMO Congress 2026 and based on End-of-Phase 1 interactions with the U.S. Food and Drug Administration, the Company plans to initiate Redwood-1, a global Phase 3 registrational trial in EGFR atypical NSCLC in 1H 2027. This trial plans to enroll approximately 360 patients with PACC and L861X mutations, including those with untreated brain metastases, randomized to receive 80 mg once daily oral enozertinib or physician’s choice of osimertinib or afatinib. Dual primary endpoints include ORR by BICR for potential accelerated approval as well as PFS by BICR for full approval. Key secondary endpoints include overall survival and intracranial ORR by BICR RANO-BM.

[1]	n=25 patients with opportunity for two post-baseline tumor assessments.
[2]	n=22 patients with EGFR mutation in baseline plasma and opportunity for two post-baseline systemic tumor assessments. September 15, 2026 cutoff.
[3]	n=10 patients with measurable target CNS lesions per investigator assessment.
[4]	n=15 patients with baseline CNS metastases per BICR assessment.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the continued clinical development of enozertinib; the potential advantages of enozertinib; statements regarding the potential best-in-class profile of enozertinib; clinical outcomes from studies of enozertinib, which may materially change as patient enrollment continues or more patient data become available; the development plans and timelines for enozertinib, including the expected initiation of the Redwood-1 trial; plans underlying the Company’s clinical trials and development; and statements by the Company’s chief medical officer and chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as a clinical stage company; the Company’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in the Company’s plans to develop and commercialize its product candidates; the potential for clinical trials of enozertinib or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on the Company’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the Company’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for the Company’s product candidates, and the progress and success of competing therapeutics currently available or in development; the Company’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; the Company’s reliance on third parties, including contract manufacturers and contract research organizations; the Company’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which the Company operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2026, and the Company’s future reports to be filed with the SEC. These forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	ESMO Congress 2026 Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIC PHARMACEUTICALS, INC.

Date: October 23, 2026	By:	/s/ Christian V. Kuhlen, M.D., J.D.
Christian V. Kuhlen, M.D., J.D.
General Counsel